UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELDORADO GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1188-550 Burrard Street

Vancouver, British Columbia

Canada V6C 2B5

(Address of principal executive offices)

ELDORADO GOLD CORPORATION AMENDED AND RESTATED PERFORMANCE SHARE UNIT
PLAN AS APPROVED BY SHAREHOLDERS AS OF JUNE 10, 2021

(Full titles of plan)

CT Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(Name and address of agent for service)

(202) 572-3100

(Telephone number, including area code, of agent for service)

Copies to:
James Guttman, Esq.
Dorsey & Whitney LLP
TD Canada Trust Tower

161 Bay Street, Suite 4310
Toronto, ON M5J 2S1

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer.  See definition of "Accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer  ☒    Accelerated Filer  ☐    Non-Accelerated Filer  ☐   Smaller Reporting Company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares issuable under the Eldorado Gold Corporation Performance Share Unit Plan	2,500,000(2)	$8.76(1)	$21,887,500	$2,029
TOTAL	2,500,000	--	$21,887,500	$2,029(3)

(1) The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average high and low prices for the Registrant's common shares on December 16, 2021, as quoted on the NYSE.

(2) Represents the difference between the maximum number of common shares of the Registrant issuable upon redemption of the performance share units pursuant to the Amended and Restated Performance Share Unit Plan as approved by shareholders as of June 10, 2021 and the amount of common shares of the Registrant previously registered by the Registrant after taking into account the Registrant's 2018 share consolidation.

(3) Pursuant to Rule 457(p) under the Securities Act, the Registrant previously paid $2,029 of the registration fee required in connection with this filing by offsetting the registration fee against the registration fees previously paid by the Registrant in connection with unsold securities registered under the Registration Statement on Form F-10 of Eldorado Gold Corporation (File No. 333-233055) filed with the Securities and Exchange Commission on August 6, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering the additional common shares (the "Common Shares") of Eldorado Gold Corporation (the "Registrant") pursuant to the redemption of performance share units (the "PSUs") under the Amended and Restated Eldorado Gold Corporation Performance Share Unit Plan as approved by shareholders as of June 10, 2021.

On May 1, 2014, the Registrant's shareholders authorized the adoption of the Performance Share Unit Plan dated as of May 1, 2014 (the "2014 PSU Plan").

On August 5, 2014, the Registrant filed a Registration Statement on Form S-8 (File No. 333-197861) to register Common Shares pursuant to the redemption of PSUs under the 2014 PSU Plan.

On June 10, 2021, the Registrant's shareholders approved the Company's Amended and Restated Eldorado Gold Corporation Performance Share Unit Plan as approved by shareholders as of June 10, 2021 (the "PSU Plan").

This Registration Statement on Form S-8 registers the additional 2,500,000 Common Shares pursuant to the redemption of the PSUs under the PSU Plan.

The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-197861), as filed with the SEC on August 5, 2014, are incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Act and Note 1 to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Act and Note 1 to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference.

The following documents which have been and will in the future be filed by us with the SEC are incorporated in this registration statement by reference:

(a) Our Annual Report on Form 40-F for the year ended December 31, 2020, filed with the United States Securities and Exchange Commission (the "SEC") on March 31, 2021;

(b) All other reports filed by our company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2020; and

(c) The description of our common shares contained in our Registration Statement on Form 8-A, as filed with the SEC on January 10, 2003, including any amendment or report filed for the purpose of amending such description.

In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, and any Form 6-K furnished by us during such period or portions thereof that are identified in such Form 6-K as being incorporated by reference into this registration statement, shall be deemed to be incorporated by reference in and to be part of this registration statement from the date of filing of each such document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Bylaw No. 1 of the Registrant provides that, subject to the provisions of the Canada Business Corporations Act, the Registrant shall indemnify each director or officer or former director or officer of the Registrant and each other individual who acts or has acted at the Registrant's request as a director or officer, or in a similar capacity, of another entity, and each such individual's respective heirs and personal representatives (each, a "Qualified Person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in a civil, criminal, administrative, investigative or other proceeding the individual is involved because of that association with the Registrant or other entity, provided that:

(a) the individual acted honestly and in good faith with a view to the best interests of the Registrant or other entity; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the individual had reasonable grounds for believing the conduct was lawful.

Notwithstanding the above, Bylaw No. 1 of the Registrant provides that any indemnity contemplated above by the Registrant in respect of a derivative action (an action by or on behalf of the Registrant or other entity to procure judgment in its favor) is subject to approval of a court.

The Canada Business Corporations Act has similar indemnification provisions as provided under Bylaw No. 1 of the Registrant, and expressly provides that each director or officer or former director or officer of the Registrant or another individual who acts or has acted at the Registrant's request in a similar capacity of another entity (each, a "Specified Qualified Person") is entitled to an indemnity from the Registrant in respect to all costs, charges and expenses reasonably incurred by such individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Registrant or other entity, if he or she (i) satisfies the requirements of (a) and (b) above and (ii) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

The Canada Business Corporations Act provides that the Registrant may indemnify a Specified Qualified Person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in connection with any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Registrant or other entity, if he or she satisfies the requirements of (a) and (b) above.

The Canada Business Corporations Act provides that the Registrant with court approval may indemnify a Specified Qualified Person in respect of all costs, charges and expenses reasonably incurred by such individual in a derivative action (an action by or on behalf of the Registrant or other entity to procure judgment in its favor) to which the individual is subject because of the individual's association with the Registrant or other entity if he or she satisfies the requirements of (a) and (b) above.

Bylaw No. 1 of the Registrant also provides that, subject to the provisions of the Canada Business Corporations Act, the Registrant shall advance monies to a Qualified Person for costs, charges and expenses in a civil, criminal, administrative, investigative or other proceeding the individual was involved because of his or her association with the Registrant or other entity in accordance with the Canada Business Corporations Act that requires indemnification under Bylaw No. 1 of the Registrant, provided if such proceeding is a derivative action, such advance is subject to court approval. The Canada Business Corporations Act provides that the Registrant may advance moneys to a Specified Qualified Person for the costs, charges and expenses reasonably incurred by him or her in connection with a civil, criminal, administrative, investigative or other proceeding to which he or she is subject to because of the individual's association with the Registration or other entity; provided however he or she shall repay such monies if:

  the individual failed to act honestly and in good faith with a view to the best interests of the Registrant or other entity; or

  in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the individual did not have reasonable grounds for believing the conduct was lawful.

The Registrant maintains Directors' and Officers' Liability Insurance for its Directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

 Not applicable.

Item 8. Exhibits.

Number	Exhibit

4.1	Eldorado Gold Corporation Amended and Restated Performance Share Unit Plan as approved by Shareholders as of June 10, 2021

5.1	Opinion of Fasken Martineau DuMoulin

23.1	Consent of KPMG LLP

23.2	Consent of Mr. Colm Keogh, P.Eng. (incorporated by reference from Exhibit 99.9 of the Registrant's Form 40-F Annual Report filed with the SEC on March 31, 2021)

23.3	Consent of Mr. Ertan Uludag, P.Geo. (incorporated by reference from Exhibit 99.10 of the Registrant's Form 40-F Annual Report filed with the SEC on March 31, 2021)

23.4	Consent of Mr. Jacques Simoneau, P.Geo. (incorporated by reference from Exhibit 99.11 of the Registrant's Form 40-F Annual Report filed with the SEC on March 31, 2021)

23.5	Consent of Mr. John Nilsson, P.Eng. (incorporated by reference from Exhibit 99.12 of the Registrant's Form 40-F Annual Report filed with the SEC on March 31, 2021)

23.6	Consent of WSP Canada Inc. (incorporated by reference from Exhibit 99.13 of the Registrant's Form 40-F Annual Report filed with the SEC on March 31, 2021)

23.7	Consent of Mr. Paul Skayman, FAusIMM (incorporated by reference from Exhibit 99.14 of the Registrant's Form 40-F Annual Report filed with the SEC on March 31, 2021)

23.8	Consent of Mr. Richard Miller, P.Eng. (incorporated by reference from Exhibit 99.15 of the Registrant's Form 40-F Annual Report filed with the SEC on March 31, 2021)

23.9	Consent of Mr. Stephen Juras, P.Geo. (incorporated by reference from Exhibit 99.16 of the Registrant's Form 40-F Annual Report filed with the SEC on March 31, 2021)

23.10	Consent of Mr. David Sutherland, P.Eng. (incorporated by reference from Exhibit 99.17 of the Registrant's Form 40-F Annual Report filed with the SEC on March 31, 2021)

23.11	Consent of Ms. Imola Götz, P.Eng. (incorporated by reference from Exhibit 99.18 of the Registrant's Form 40-F Annual Report filed with the SEC on March 31, 2021)

23.12	Consent of Mr. Rafael Jaude Gradim, P.Geo. (incorporated by reference from Exhibit 99.19 of the Registrant's Form 40-F Annual Report filed with the SEC on March 31, 2021)

23.13	Consent of Mr. Sean McKinley, P.Geo. (incorporated by reference from Exhibit 99.20 of the Registrant's Form 40-F Annual Report filed with the SEC on March 31, 2021)

23.14	Consent of Mr. Simon Hille, FAusIMM (incorporated by reference from Exhibit 99.21 of the Registrant's Form 40-F Annual Report filed with the SEC on March 31, 2021)

23.15	Consent of Fasken Martineau DuMoulin (included in Exhibit 5.1)

24.1	Power of Attorney (See Signature Pages)

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on December 20, 2021.

ELDORADO GOLD CORPORATION

/s/ George Burns
Name:	George Burns
Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/Phillip Yee
Name:	Phillip Yee
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints George Burns and Phillip Yee as his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George Burns	President, Chief Executive Officer and Director	December 20, 2021
George Burns

/s/ Phillip Yee	Chief Financial Officer	December 20, 2021
Phillip Yee

/s/ George Albino	Director	December 20, 2021
George Albino

/s/ Teresa Conway	Director	December 20, 2021
Teresa Conway

/s/ Catharine Farrow	Director	December 20, 2021
Catharine Farrow

/s/ Pamela Gibson	Director	December 20, 2021
Pamela Gibson

/s/ Judith Mosely	Director	December 20, 2021
Judith Mosely

/s/ Steven Reid	Chair of the Board	December 20, 2021
Steven Reid

/s/ John Webster	Director	December 20, 2021
John Webster

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

/s/ George Albino	Authorized Representative in the United States	December 20, 2021
George Albino